Exhibit 99.1

News Release

Magma Reports Revenue of $31.0 million for Third Quarter – Exceeds All Financial Guidance

SAN JOSE, Calif., Feb. 25, 2010 –– Magma® Design Automation Inc. (Nasdaq: LAVA), a provider of chip design software, today reported revenue of $31.0 million for its fiscal 2010 third quarter ended Jan. 31, 2010, above the company’s guidance range of $29.5 million to $30.0 million. Third-quarter revenue increased 1 percent from the $30.7 million reported for the year-ago third quarter ended Feb. 1, 2009.

"Magma performed very well in the third quarter, continuing a string of quarters where we beat our revenue guidance and generated cash," said Rajeev Madhavan, Magma chairman and CEO. "Our products in physical verification, circuit simulation and analog/mixed-signal design are showing good momentum that we believe position us for significant bookings growth."

GAAP Results

In accordance with generally accepted accounting principles (GAAP), Magma reported a net loss of $(2.6) million, or $(0.05) per share (basic and diluted), for the third quarter, compared to a net loss of $(77.8) million, or $(1.72) per share (basic and diluted), for the year-ago third quarter.

Non-GAAP Results

Magma’s non-GAAP net income was $2.0 million for the third quarter, or $0.04 per share (basic and diluted), which compares to a non-GAAP net loss of $(4.3) million, or $(0.09) per share (basic and diluted), for the year-ago third quarter.

Non-GAAP net income for the third quarter of fiscal 2010 excludes the effects of amortization of developed technology, amortization of intangible assets, amortization of stock-based compensation, amortization of debt issuance costs, debt discount and premium accretion, charges associated with losses on equity investments and other investments, restructuring charges and the related provision for income taxes. Non-GAAP net loss for the third quarter of fiscal 2009 excludes the effects of amortization of developed technology, amortization of intangible assets, amortization of deferred stock-based compensation, amortization of debt issuance costs, debt discount accretion, charges associated with losses on equity investments, restructuring charges, asset impairment charges, acquisition-related expenses and the related provision for income taxes. A reconciliation of our non-GAAP results to GAAP results is included in this press release.

In the third quarter of fiscal 2010, Magma generated cash flow from operations of approximately $4.0 million.

Business Outlook

For Magma’s fiscal 2010 fourth quarter, ending May 2, 2010, the company expects total revenue in the range of $32.5 million to $33.0 million. GAAP net loss per share is expected to be in the range of $(0.09) to $(0.08) and non-GAAP earnings per share (EPS) are expected to be in the range of $0.03 to $0.04. For Magma's fiscal year 2010, ending May 2, 2010, the company expects total revenue in the range of $122.0 million to $122.5 million, compared to the previous guidance range of $120.0 million to $125.0 million. A Financial Data Supplement containing additional fourth quarter and full fiscal year 2010 guidance, as well as detailed financial information intended to provide guidance and further insight into our business, is available online in the Investor Relations section of the Magma website.

GAAP Reconciliation

Magma provides non-GAAP financial information to assist investors in assessing its current and future operations in the way that Magma’s management evaluates those operations. Magma believes that this non-GAAP information provides useful information to investors by excluding the effect of some expenses that are required to be recorded under GAAP but that Magma believes are not indicative of Magma’s core operating results, or that are expected to be incurred over a limited period of time.

Magma’s management evaluates and makes operating decisions about its business operations primarily based on bookings, revenue and the core costs of those business operations. Management believes that the amortization of developed technology, amortization of intangible assets, stock-based compensation, amortization of debt issuance costs, debt discount and premium accretion, charges associated with losses on equity investments and other investments, restructuring charges, asset impairment charges, acquisition-related expenses and the related provision for income taxes, and other significant unusual items are not operating costs of its core software and service business operations. Therefore, management presents non-GAAP financial measures, along with GAAP measures, in this earnings release by excluding these items from the period expenses. The income statement line items affected are as follows: (1) cost of revenue, licenses; (2) cost of revenue, bundled licenses and services; (3) cost of revenue, services; (4) operating expenses, research and development; (5) operating expenses, sales and marketing; (6) operating expenses, general and administrative; (7) operating expenses, amortization of intangible assets; (8) operating expenses, restructuring charge; (9) interest expense; (10) valuation gain (loss), net; (11) other income (expense), net; (12) provision for income taxes and (13) net income (loss) per share.

For each such non-GAAP financial measure, the adjustment provides management with information about Magma’s underlying operating performance that enables a more meaningful comparison of its financial results in different reporting periods. For example, since Magma does not acquire businesses on a predictable cycle, management excludes acquisition-related charges, such as in-process research and development charges, to make more consistent and meaningful evaluations of Magma’s operating expenses. Similarly, since Magma does not undertake significant restructuring or realignments on a predictable cycle, management would have difficulty evaluating Magma’s profitability as measured by gross profit, operating profit, income before taxes and net income on a period-to-period basis unless it excluded these charges. Management also uses these measures to help it make budgeting decisions between those expenses that affect operating expenses and operating margin (such as research and development, sales and marketing, and general and administrative expenses), and those expenses that affect cost of revenue and gross margin (such as product development expenses).

Further, the availability of non-GAAP financial information helps management track actual performance relative to financial targets, including both internal targets and publicly announced targets. Making this non-GAAP financial information available also helps investors compare Magma’s performance with the announced operating results of its principal competitors, which regularly provide similar non-GAAP financial information.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that management must exercise judgment in determining whether some types of charges, such as stock-based compensation relating to stock grants and acquisition-related charges, should be excluded from non-GAAP financial measures. Management believes, however, that providing this non-GAAP financial information facilitates consistent comparison of Magma’s financial performance over time. Magma has historically provided non-GAAP results to the investment community, not as an alternative but as a supplement to GAAP information, to enable investors to evaluate Magma’s core operating performance in the way that management does.

Conference Call

Magma will discuss the financial results for the recently completed quarter, along with forward-looking guidance, during a live earnings call today at 2 p.m. PST, available live by both webcast and telephone. To listen live via webcast, visit the Investor Relations section of Magma’s website at http://investor.magma-da.com/medialist.cfm. To listen live via telephone, call either of the numbers below:

U.S. & Canada:	(888) 710-4002
Elsewhere:	(913) 312-0938

Following completion of the call, a webcast replay of the call will be available at http://investor.magma-da.com/medialist.cfm through March 4, 2010. Those without Internet access may listen to a replay of the call by telephone until 11:59 p.m. PST on March 4, 2010 by calling:

U.S. & Canada:	(888) 203-1112, code #7476916
Elsewhere:	(719) 457-0820, code #7476916

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements in the “Business Outlook” section and in quotations from Magma’s management. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from Magma’s current expectations. Factors that could cause or contribute to such differences include, but are not limited to: the substantial amount of Magma’s indebtedness, which could adversely affect our financial position; customer payment defaults, which may cause us to be unable to recognize revenue from backlog, and changes in the type of orders comprising backlog, which could affect the proportion of revenue recognized from backlog each quarter, both of which could have a material adverse effect on our financial condition and results of operations; and doubt over our ability to continue as a going concern. We rely on a small number of customers for a significant portion of our revenue, and our revenue could decline if customers delay orders or fail to renew licenses or if we are unable to maintain or develop relationships with current or potential customers; we compete against companies that hold a large share of the EDA market and competition is increasing among EDA vendors as customers tightly control their EDA spending and use fewer vendors to meet their needs. If we cannot compete successfully, we will not gain market share and our revenue could decline. Other factors may include weaker-than-anticipated sales of Magma’s products and services; weakness in the semiconductor or electronic systems industries; a potential failure of customers to adopt, or to adopt at a sufficiently fast rate, 65-nanometer and smaller design geometries on a large scale; Magma’s ability to integrate acquired businesses and technologies; potentially higher-than-anticipated costs of litigation; potentially higher-than-anticipated costs of compliance with regulatory requirements, including those relating to internal control over financial reporting; the ability to manage expanding operations; the ability to attract and retain the key management and technical personnel needed to operate Magma successfully; the ability to continue to deliver competitive products to customers; and changes in accounting rules. Further discussion of these and other potential risk factors may be found in Magma's public filings with the Securities and Exchange Commission (www.sec.gov), including its Form 10-Q for the fiscal quarter ended Nov. 1, 2009. Magma undertakes no additional obligation to update these forward-looking statements.

About Magma

Magma's electronic design automation (EDA) software provides the "Fastest Path to Silicon"(TM) and enables the world's top chip companies to create high-performance integrated circuits (ICs) for cellular telephones, electronic games, WiFi, MP3 players, digital video, networking and other electronic applications. Magma products are used in IC implementation, analog/mixed-signal design, analysis, physical verification, circuit simulation and characterization. The company maintains headquarters in San Jose, Calif., and offices throughout North America, Europe, Japan, Asia and India. Magma's stock trades on Nasdaq under the ticker symbol LAVA. Follow Magma on Twitter at www.Twitter.com/MagmaEDA and on Facebook at www.Facebook.com/Magma. Visit Magma Design Automation on the Web at www.magma-da.com.

Magma is a registered trademark and “Fastest Path to Silicon” is a trademark of Magma Design Automation. All other product and company names are trademarks and registered trademarks of their respective companies.

MAGMA DESIGN AUTOMATION, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	January 31, 2010	May 3, 2009 (as adjusted)(1)
ASSETS
Current assets:
Cash and cash equivalents	$50,150	$32,888
Restricted cash	250	9,215
Short-term investments, pledged as collateral for secured credit line	16,873	—
Accounts receivable, net	19,411	26,635
Prepaid expenses and other current assets	8,948	5,443

Total current assets	95,632	74,181
Property and equipment, net	6,467	10,443
Intangibles, net	8,576	12,170
Goodwill	6,968	6,666
Long-term investments, pledged as collateral for secured credit line	—	17,908
Other assets	5,619	5,665

Total assets	$123,262	$127,033

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,412	$1,212
Accrued expenses	16,335	15,353
Secured credit line	11,244	12,451
Revolving note	12,200	12,181
Current portion of other long-term liabilities	1,998	2,679
Deferred revenue	32,920	35,779
Convertible notes, net of debt discount	22,944	—

Total current liabilities	99,053	79,655
Convertible notes, net of debt premium	28,358	47,600
Long-term tax liabilities	1,897	9,729
Other long-term liabilities	1,108	3,160

Total liabilities	130,416	140,144

Stockholders’ equity (deficit):
Common stock	5	5
Additional paid-in capital	413,458	405,342
Accumulated deficit	(383,096)	(380,490)
Treasury stock at cost	(32,615)	(32,615)
Accumulated other comprehensive loss	(4,906)	(5,353)

Total stockholders’ equity (deficit)	(7,154)	(13,111)

Total liabilities and stockholders’ equity	$123,262	$127,033

(1)	Prior periods adjusted for the adoption of ASC 470-20.

MAGMA DESIGN AUTOMATION, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	January 31, 2010	February 1, 2009 (as adjusted)(1)	January 31, 2010	February 1, 2009 (as adjusted)(1)
Revenue:
Licenses	$16,191	$13,086	$43,207	$58,924
Bundled licenses and services	7,923	8,248	23,692	25,664
Services	6,851	9,353	22,569	28,299

Total revenue	30,965	30,687	89,468	112,887

Cost of revenue:
Licenses	844	4,463	2,327	14,231
Bundled licenses and services	1,114	3,032	3,167	7,897
Services	3,244	4,377	9,726	14,427

Total cost of revenue	5,202	11,872	15,220	36,555

Gross profit	25,763	18,815	74,248	76,332

Operating expenses:
Research and development	12,218	15,297	35,143	54,476
Sales and marketing	10,051	12,658	29,754	44,935
General and administrative	4,286	5,469	13,199	19,165
Impairment of goodwill	—	60,089	—	60,089
Amortization of intangible assets	260	378	870	2,660
Restructuring charge	(17)	3,286	933	8,612

Total operating expenses	26,798	97,177	79,899	189,937

Operating loss	(1,035)	(78,362)	(5,651)	(113,605)

Other income (expense):
Interest income	75	142	180	522
Interest expense	(1,037)	(1,068)	(3,299)	(3,114)
Valuation gain (loss), net	64	1,068	390	(611)
Other income (expense), net	(523)	(207)	(1,310)	401

Total other income, (expense) net	(1,421)	(65)	(4,039)	(2,802)

Net loss before income taxes	(2,456)	(78,427)	(9,690)	(116,407)
Benefit from (provision for) income taxes	(182)	629	7,084	(2,941)

Net income (loss)	$(2,638)	$(77,798)	$(2,606)	$(119,348)

Net income (loss) per share – basic	$(0.05)	$(1.72)	$(0.05)	$(2.70)

Net income (loss) per share – diluted	$(0.05)	$(1.72)	$(0.05)	$(2.70)

Shares used in calculation:
Basic	50,348	45,215	49,018	44,165

Diluted	50,348	45,215	49,018	44,165

(1)	Prior periods adjusted for the adoption of ASC 470-20.

Reconciliation of Third Quarter GAAP and Non-GAAP Financial Results

Statement of Operations Reconciliation	Three Months Ended		Nine Months Ended
(in thousands)	January 31, 2010	February 1, 2009 (as adjusted)(1)	January 31, 2010	February 1, 2009 (as adjusted)(1)
GAAP net income (loss)	$(2,638)	$(77,798)	$(2,606)	$(119,348)
Cost of license revenue
Amortization of developed technology	623	4,252	2,135	13,708

Cost of bundled license and services revenue
Amortization of developed technology	240	2,117	937	4,856
Stock-based compensation	80	68	220	216

	320	2,185	1,157	5,072

Cost of service revenue
Stock-based compensation	328	365	992	994

Research and development
Stock-based compensation	1,221	1,942	3,377	5,883
Acquisition related expenses	—	74	13	597

	1,221	2,016	3,390	6,480

Sales and marketing
Stock-based compensation	1,011	1,230	3,088	4,116

General and administrative
Stock-based compensation	971	1,221	2,881	3,647

Impairment of goodwill	—	60,089	—	60,089
Amortization of intangible assets	260	378	870	2,659
Restructuring charges	(17)	3,286	933	8,612

Other income (expense)
Interest expense, amortization of debt issuance cost, and debt discount accretion	330	644	1,477	1,906
Gain on extinguishment of debt	—	—	(278)	—
Loss (gain) on equity and other investments	118	(971)	4	789

	448	(327)	1,203	2,695

Provision for income taxes	(504)	(1,163)	(8,641)	1,443

Non-GAAP net income (loss)	$2,023	$(4,266)	$5,402	$(9,833)

(1)	Prior periods adjusted for the adoption of ASC 470-20.

Reconciliation of Third Quarter GAAP and Non-GAAP Financial Results

Earnings/(Loss) Per Share Reconciliation	Three Months Ended		Nine Months Ended
	January 31, 2010	February 1, 2009 (as adjusted)(1)	January 31, 2010	February 1, 2009 (as adjusted)(1)
GAAP net income (loss)	$(0.05)	$(1.72)	$(0.05)	$(2.70)
Cost of license revenue
Amortization of developed technology	0.01	0.09	0.04	0.31

Cost of bundled license and services revenue
Amortization of developed technology	0.01	0.05	0.02	0.11
Stock-based compensation	—	—	0.01	0.01

	0.01	0.05	0.03	0.12

Cost of service revenue
Stock-based compensation	0.01	0.01	0.02	0.02

Research and development
Stock-based compensation	0.02	0.05	0.07	0.13
Acquisition related expenses	—	—	—	0.02

	0.02	0.05	0.07	0.15

Sales and marketing
Stock-based compensation	0.02	0.03	0.06	0.09

General and administrative
Stock-based compensation	0.02	0.03	0.06	0.08

Impairment of goodwill	—	1.33	—	1.36
Amortization of intangible assets	—	0.01	0.02	0.06
Restructuring charges	—	0.07	0.02	0.20

Other income (expense)
Interest expense, amortization of debt issuance cost, and debt discount accretion	0.01	0.01	0.03	0.04
Gain on extinguishment of debt	—	—	(0.01)	—
Loss (gain) on equity and other investments	—	(0.02)	—	0.02

	0.01	(0.01)	0.02	0.06

Provision for income taxes	(0.01)	(0.03)	(0.18)	0.03

Non-GAAP net income	$0.04	$(0.09)	$0.11	$(0.22)

Non-GAAP net income (diluted)	$0.04	$(0.09)	$0.10	$(0.22)

Basic shares used in calculation	50,348	45,215	49,018	44,165

Diluted shares used in calculation*	67,687	45,215	58,510	44,165

(1)	Prior periods adjusted for the adoption of ASC 470-20.

*	Gives effect to the potential issuance of common stock upon conversion of convertible subordinated notes, if dilutive, and to the effect of all dilutive potential common shares outstanding during the period, including stock options, using the treasury stock method

MAGMA DESIGN AUTOMATION, INC.

AS OF FEBRUARY 25, 2010

IMPACT OF KNOWN NON-GAAP ADJUSTMENTS ON FORWARD-LOOKING DILUTED NET

INCOME PER SHARE AND NET INCOME

(unaudited)

	Quarter Ending May 2, 2010	Year Ending May 2, 2010
GAAP diluted net loss per share	$(0.09) to $(0.08)	$(0.15) to $(0.14)
Amortization of developed technology and intangibles	$0.03	$0.09
Amortization of deferred stock-based compensation	$0.07	$0.28
Equity and other investment related charges	$0.00	$0.02
Other	$0.02	$(0.11)
Non-GAAP diluted net income per share	$0.03 to $0.04	$0.13 to $0.14

(in millions)	Quarter Ending May 2, 2010	Year Ending May 2, 2010
GAAP net loss	$(4.9) to $(4.5)	$(7.5) to $(7.1)
Amortization of developed technology and intangibles	$1.5	$4.6
Amortization of deferred stock-based compensation	$4.0	$14.6
Equity and other investment related charges	$0.2	$1.0
Other	$1.0	$(5.5)
Non-GAAP net income	$1.8 to $2.2	$7.2 to $7.6

Contacts:

Magma Design Automation Inc.

Media:	Investors:
Monica Marmie	Milan G. Lazich
Director, Marketing Communications	Vice President, Corporate Marketing
(408) 565-7689	(408) 565-7706
mmarmie@magma-da.com	milan.lazich@magma-da.com